Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Associated Capital Group, Inc. and subsidiaries (“ACG”) of our report dated March 13, 2017, relating to the consolidated financial statements of ACG, appearing in this Annual Report on Form 10-K of ACG for the year ended December 31, 2016.

1)	Registration Statement (Form S-8 No. 333-212944) pertaining to the 2015 Stock Award and Incentive Plan of Associated Capital Group, Inc. and subsidiaries.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 13, 2017